Exhibit 99.1

Quantum Computing, Inc. Announces Registered Direct Offering of $40 Million Priced At-The-Market Under Nasdaq Rules

HOBOKEN, N.J., Nov. 14, 2024 /PRNewswire/ -- Quantum Computing Inc. (“QCi” or the “Company”) (Nasdaq: QUBT), an innovative, integrated photonics and quantum optics technology company, today announced that it has entered into a securities purchase agreement for the purchase and sale of 16,000,000 shares of common stock at a purchase price of $2.50 per share, priced at-the-market under Nasdaq rules, pursuant to a registered direct offering, resulting in gross proceeds of $40 million, before deducting placement agent commissions and other offering expenses. The closing of the offering is expected to occur on or about November 18, 2024, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offering for the repayment of debt, working capital, and general corporate purposes.

Titan Partners Group, a division of American Capital Partners is acting as the sole placement agent for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-268064) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on November 8, 2022. The offering is made only by means of a prospectus supplement, which will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, by contacting Titan Partners Group LLC, a division of American Capital Partners, LLC, 4 World Trade Center, 29th Floor, New York, NY 10007, by phone at (929) 833-1246 or by email at prospectus@titanpartnersgrp.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Quantum Computing Inc.

Quantum Computing Inc. (“QCi” or the “Company”) (Nasdaq: QUBT) is an innovative, integrated photonics and quantum optics technology company that provides accessible and affordable quantum machines to the world today. QCi products are designed to operate at room temperature and low power at an affordable cost. The Company’s portfolio of core technology and products offer distinctive capabilities in the areas of high-performance computing, artificial intelligence, cybersecurity, as well as remote sensing applications.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, generally identified by terms such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intends,” “goal,” “objective,” “seek,” “attempt,” “aim to,” or variations of these or similar words, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding and including statements regarding the expected closing of the offering and QCi’s use of the net proceeds from the offering. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, without limitation, the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, as well as risks and uncertainties inherent in the QCi’s business, including the timing of commencing production at our TFLN fabrication facility, and the outcome of ongoing collaborations and demonstration projects with certain U.S. government agencies, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, QCi undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

SOURCE Quantum Computing Inc.